UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 FORM 8-K

                              Current Report
                               Pursuant to
                          Section 13 or 15(d) of
                   The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): March 23, 1999


                      ALLMERICA FINANCIAL CORPORATION
           (Exact name of Registrant as specified in its charter)



Delaware                      1-13754            04-3263626
(State or other         (Commission File     (I.R.S. Employer I.D.
jurisdiction of               Number)                Number)
 Incorporation)



              440 Lincoln Street, Worcester, Massachusetts 01653
                   (Address of Principal Executive Offices)
                                  (Zip Code)


                               (508) 855-1000
               (Registrant's Telephone Number including area code)



                                Page 1 of 5 pages
                             Exhibit Index on page 4

Item 5.  Other Events.

     On March 23, 1999, Allmerica Financial Corporation announced that its board of directors has authorized the expenditure of up to an additional $200 million to repurchase outstanding shares of its own common stock.


Item 7.  Financial Statements and Exhibits.
Exhibit 99 Press Release dated March 23, 1999, announcing Allmerica Financial Corporation authorizes expansion of stock repurchase program.

                               SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ALLMERICA FINANCIAL
                                              CORPORATION



                                              By:
                                              Edward J. Parry III
                                              Vice President,
                                                 Chief Financial
                                                Officer, and Treasurer


Date:  March 24, 1999

Exhibit Index

Exhibit 99 Press Release dated March 23, 1999, announcing Allmerica Financial Corporation authorizes expansion of stock repurchase program.

                                  EXHIBIT 99






ALLMERICA FINANCIAL BOARD AUTHORIZES
EXPANSION OF STOCK REPURCHASE PROGRAM


WORCESTER, Mass., March 23, 1999 - Allmerica Financial Corporation
NYSE: AFC) today announced that its board of directors has authorized the expenditure of up to an additional $200 million to repurchase outstanding shares of its own common stock in an ongoing stock repurchase program. Purchases will be made in the open market or through negotiated transactions, according to the company.

"The expansion of our stock repurchase program reflects the confidence we have in our ability to generate strong operating results and deliver value for our shareholders," said John F. O'Brien, Allmerica's president and chief executive officer.

As of March 22, 1999, Allmerica had acquired approximately 3.4 million shares of company stock for approximately $184.6 million pursuant to the current repurchase program announced in October 1998. Allmerica has $15.4 million remaining from the initial buyback authorization.

Allmerica Financial Corporation is the holding company for a diversified group of insurance and financial services companies based in Worcester, Mass.



Contact:         Investors:                           Media:
                 Henry St. Cyr                        Michael F. Buckley
                 (508) 855-2959                      (508) 855-3099




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